UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

June 28, 2006

MedImmune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19131	52-1555759
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

One MedImmune Way, Gaithersburg, MD 20878

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (301) 398-0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 28, 2006, MedImmune Inc. (the “Company”) sold $575 million principal amount of Convertible Senior Notes due 2011 (the “2011 Notes”) and $575 million principal amount of Convertible Senior Notes due 2013 (the “2013 Notes” and, collectively with the 2011 notes, the “Notes”), through offerings to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), which included the exercise of the initial purchasers’ option to purchase up to an additional $75 million aggregate principal amount of 2011 Notes and up to an additional $75 million aggregate principal amount of 2013 Notes, in each case solely to cover over-allotments. The net proceeds from the offering, after deducting the initial purchasers’ discount and the estimated offering expenses payable by the Company, are expected to be approximately $1.129 billion.

The Notes and the shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), issuable in certain circumstances upon the conversion of the Notes have not been registered under the Securities Act. The Company offered and sold the Notes to initial purchaser in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The initial purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

The 2011 Notes are governed by an indenture, dated as of June 28, 2006 (the “2011 Indenture”), between the Company and Bank of New York, as trustee (the “Trustee”). A copy of the 2011 Indenture is attached hereto as Exhibit 4.1, is incorporated herein by reference, and is hereby filed; the descriptions of the 2011 Indenture and the 2011 Notes in this report are summaries and are qualified in their entirety by the terms of the Indenture and Notes, respectively. The 2013 Notes are governed by an indenture, dated as of June 28, 2006 (the “2013 Indenture”), between the Company and Bank of New York, as trustee (the “Trustee”). A copy of the 2013 Indenture is attached hereto as Exhibit 4.2, is incorporated herein by reference, and is hereby filed; the descriptions of the 2013 Indenture and the 2013 Notes in this report are summaries and are qualified in their entirety by such description.

The initial purchasers and their affiliates have engaged in, and may in the future engage in, investment banking, commercial banking, corporate trust, financial advisory services and other commercial dealings in the ordinary course of business with the Company. They have received customary fees and commissions for these transactions.

The Notes will be convertible into cash and, if applicable, shares of our common stock, $0.01 par value per share, based on an initial conversion rate, subject to adjustment, of 29.9679 shares per $1,000 principal amount of Notes in the case of the 2011 Notes (which represents an initial conversion price of approximately $33.37 per share), or based on an initial conversion rate, subject to adjustment, of 29.9679 shares per $1,000 principal amount of notes in the case of the 2013 Notes (which represents an initial conversion price of approximately $33.37 per share), only in the following circumstances and to the following extent: (1) the Notes will be convertible during any calendar quarter after the calendar quarter ending September 30, 2006, if the closing sale price of our common stock for each of 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 130% of the conversion price in effect on the last trading day of the immediately preceding calendar quarter; (2) the Notes will be convertible during the five consecutive business days immediately after any five consecutive trading day period (we refer to this five consecutive trading day period as the ‘‘note measurement period’’) in which the average trading price per $1,000 principal amount of Notes was equal to or less than 97% of the average conversion value of the Notes during the note measurement period; (3) the Notes will be convertible if we make certain distributions on our common stock or engage in certain transactions; and (4) the Notes will be convertible at any time from, and including, June 15, 2011 to, and including, the business day immediately preceding July 15, 2011 (in the case of the 2011 Notes) and at any time from, and including, June 15, 2013 to, and including, the business day immediately preceding July 15, 2013 (in the case of the 2013 Notes).

The Company will pay 1.375% interest per annum on the principal amount of the 2011 Notes and 1.625% interest per annum on the principal amount of the 2013 Notes, in each case payable semi-annually in arrears on January 15 and July 15 of each year, starting on January 15, 2007, to holders of record at the close of business on the preceding January 1 and July 1, respectively.

If a fundamental change, as defined in the applicable indenture, occurs, holders of the Notes may require the Company to repurchase all or a portion of their Notes for cash at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the repurchase date.

The Notes will be senior unsecured obligations and will rank equally with all of the Company’s existing and future senior unsecured indebtedness. The Notes will be effectively subordinated to all of the Company’s existing and future secured indebtedness and all existing and future liabilities of the Company’s subsidiaries, including trade payables.

In connection with the sale of the Notes, the Company entered into a registration rights agreement, dated as of June 28, 2006, with the initial purchasers (the Registration Rights Agreement”). Under the Registration Rights Agreement, the Company has agreed to use its reasonable efforts to cause the filing of a shelf registration statement for resale of the Notes and the shares of Common Stock issuable upon conversion of the Notes, and will use its best efforts to cause such registration statement to become effective under the Securities Act by the 180th day after the date on which we first issue the Notes. A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.3, is incorporated herein by reference, and hereby filed; the description of the Registration Rights Agreement in this report is a summary and is qualified in its entirety by the terms of the Registration Rights Agreement.

In connection with the offering of the notes, the Company has entered into convertible note hedge transactions with one or more of the initial purchasers or their affiliates. The convertible note hedge transactions are expected to reduce the potential dilution upon conversion of the notes. The Company has used a portion of the net proceeds of this offering and of the warrants that it has sold to one or more of the initial purchasers or their affiliates to pay the cost of the convertible note hedge that the Company has purchased from the same counterparties.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 28, 2006, the Company sold $575 million principal amount of the 2011 Notes and $575 million principal amount of the 2013 Notes through offerings to qualified institutional buyers pursuant to Rule 144A under the Securities Act .

The Company will pay 1.375% interest per annum on the principal amount of the 2011 Notes and 1.625% interest per annum on the principal amount of the 2013 Notes, in each case payable semi-annually in arrears on January 15 and July 15 of each year, starting on January 15, 2007, to holders of record at the close of business on the preceding January 1 and July 1, respectively.

If a fundamental change, as defined in the applicable indenture, occurs, holders of the Notes may require the Company to repurchase all or a portion of their Notes for cash at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the repurchase date.

The Notes and the underlying Common Stock issuable upon conversion of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitution an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Additional terms and conditions are contained in Item 1.01 and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

On June 28, 2006, the Company sold $575 million principal amount of the 2011 Notes and $575 million principal amount of the 2013 Notes, through offerings to qualified institutional buyers pursuant to Rule 144A under the Securities Act, which included the exercise of the initial purchasers’ option to purchase up to an additional $75 million aggregate principal amount of 2011 Notes and up to an additional $75 million aggregate principal amount of 2013 Notes, in each case solely to cover over-allotments. The net proceeds from the offering, after deducting the initial purchasers’ discount and the estimated offering expenses payable by the Company, are expected to be approximately $1.129 billion.

The Company offered and sold the Notes to the initial purchaser in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The initial purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

The Notes and the underlying Common Stock issuable upon conversion of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitution an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Also on June 28, 2006, the Company agreed to sell warrants to acquire, subject to customary anti-dilution adjustments, approximately 34,463,088 shares of Common Stock at a strike price of $47.67 per share of Common Stock in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Company received aggregate proceeds of approximately $176,967,750 from the sale of the warrants.

Additional information pertaining to the Notes and the warrants is contained in Item 1.01 and is incorporated herein by reference.

Neither the warrants nor the underlying Common Stock issuable upon conversion of the warrants have been registered under the Securities Act and neither may be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitution an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 8.01 Other Events

On June 28, 2006, MedImmune, Inc. issued the press release filed herewith as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Document Description
4.1	Indenture related to the Convertible Senior Notes, due 2011, dated as of June 28, 2006, between MedImmune Inc. and Bank of New York, as trustee.

4.2	Indenture related to the Convertible Senior Notes, due 2013, dated as of June 28, 2006, between MedImmune Inc. and Bank of New York, as trustee.

4.3	Registration Rights Agreement, dated as of June 28, 2006, among MedImmune Inc., UBS Securities LLC and Merrill Lynch, Pierce Fenner & Smith Incorporated.

99.1	Press release dated June 28, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedImmune, Inc.

Date: July 5, 2006	/s/: Atul Saran
Atul Saran
Senior Director, Legal Affairs and Assistant Secretary